UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 4, 2001

NATION ENERGY, INC.
___________________________________________
(Exact Name of registrant as specified in charter)

Delaware ________________________ (State or other jurisdiction of incorporation)	000-30193 ________________________ (Commission File Number)	59-2887569 ________________________ (IRS Employer Identification No.)

SUITE 1100 - 609 WEST HASTINGS STREET
VANCOUVER BC CANADA V6B 4W4
___________________________________________
(Address of principal executive offices)

(800) 400 - 3969
___________________________________________
(Issuer's telephone number)

N/A
___________________________________________
(Former name or former address, if changed since last report)

Item 5. Other Events.

On December 4, 2001, the Company announced that it has arranged a private placement with a single investor of 5,000,000 shares at US$0.20 per share for total proceeds of US$1,000,000. Proceeds of the private placement will be used for general working capital and to pursue the Company's oil and gas exploration program in Alberta.

Item 7. Exhibits. The following item is attached as an exhibit hereto:

Exhibit 99.1 Press release of Nation Energy, Inc. dated December 4, 2001.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATION ENERGY, INC. (Registrant)
Dated: December 5, 2001	By: /s/ DONALD A. SHARPE ___________________________ Donald A. Sharpe, President and Chief Executive Officer, Director (Principal Executive Officer)